Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

For Immediate Release	Christine Mohrmann/ Kellie Nugent
Financial Dynamics
(212) 850-5600

CONSOLIDATED GRAPHICS TO ACQUIRE NEWBRIDGE CORPORATION

—Specializes in Data Content and Information Management Services and Digital Printing—

—Expands Dallas Market Share—

HOUSTON, TEXAS – August 6, 2004 - Consolidated Graphics, Inc. (NYSE: CGX) today announced it has signed a letter of intent to acquire Newbridge Corporation of Dallas, Texas.  Newbridge is a premier full-service data content and information management services and digital printing company primarily serving the U.S. health insurance information market.  Their services are utilized by numerous insurance companies and PPO, HMO and claims administration organizations.  Among their many services are monthly collection, editing and standardizing of hospital and physician data from PPO and HMO networks, composition of these records into database directories which are posted to proprietary Web sites and the printing and distribution of provider directories, insurance policies, ID cards and related health insurance industry documents.

“Newbridge brings strong technology and digital printing expertise to Consolidated Graphics that will enhance our digital printing capabilities and the Internet-based services offered by CGXSolutions,” commented Joe R. Davis, Chairman and Chief Executive Officer.  “We are pleased that Blayne Lequeux, president of Newbridge, together with his talented management team and staff, will remain with the company after the acquisition to grow the business with our resources and national footprint.”

Also commenting on the announcement, Mr. Lequeux stated, “Consolidated Graphics is the industry leader in combining print, digital and Internet capabilities and we look forward to our future association with them.  Their commitment to providing an outstanding level of customer service through investments in new technology and equipment mirrors our own philosophy.  With their resources and support, we are confident that we can take Newbridge to the next level.”

Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at www.consolidatedgraphics.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.  The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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